Exhibit 1.1

EXECUTION VERSION

agilon health, inc.

86,884,353 Shares of Common Stock

Underwriting Agreement

May 15, 2023

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

BofA Securities, Inc.

As Representatives of the several Underwriters

named in Schedule I hereto,

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Certain stockholders of agilon health, inc., a Delaware corporation (the “Company”), listed in Schedule II hereto (the “Selling Stockholders”), propose severally, subject to the terms and conditions stated herein, to sell to the several underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 86,884,353 shares (the “Firm Shares”) of Common Stock, par value $0.01 per share of the Company (the “Stock”). In addition, the Selling Stockholders propose to sell, at the option of the Underwriters, up to 7,726,955 additional shares of the Stock (collectively, the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Shares.” Subject to the sale of the Firm Shares by the Selling Stockholders to the Underwriters in compliance with the terms of this underwriting agreement (this “Agreement”), the Underwriters have agreed to sell to the Company, and the Company has agreed herein to purchase from the Underwriters (the “Share Repurchase”), an aggregate of 9,614,806 shares of the Firm Shares (such 9,614,806 shares being hereinafter referred to as the “Repurchase Shares”) pursuant to Section 3 of this Agreement.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-271936) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information (as defined in Section 2(f) and Section 11(c), respectively, hereof);

(c) For the purposes of this Agreement, the “Applicable Time” is 6:40 P.M. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, and the other information listed in Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information;

(e) The Company has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the Act and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act;

(f) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery (as defined in Section 6(a) hereof), as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information;

(g) Except as otherwise set forth or contemplated in the Pricing Disclosure Package: (i) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole since the date of the last audited financial statements included or incorporated by reference in the Pricing Prospectus and (iii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in (x) the capital stock of the Company or its subsidiaries or (y) long-term debt of the Company and its subsidiaries or any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole;

(h) The Company and its subsidiaries have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real property, and title to, or valid rights to lease or otherwise use, all personal property, which are material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Business”), free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) that would reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), other than Liens granted or to be granted to lenders under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part) and except as do not materially interfere with the use of such properties;

(i) Each of the Company and its subsidiaries listed on Schedule V hereto, which shall include each “significant subsidiary” (as defined in Rule 405 under the Act) of the Company (each, a “Designated Subsidiary”), (i) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction), with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) has been duly qualified as a foreign corporation, limited liability company or partnership for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i) (solely with respect to Designated Subsidiaries) and (ii), where the failure to be so incorporated or organized or in good standing, or to be so qualified or to have such power or authority, would not reasonably be expected to have a Material Adverse Effect;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders pursuant to this Agreement, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; none of the outstanding shares of capital stock of the Company (including the Shares) were issued in violation of preemptive or other similar rights of any stockholder of the Company; and all of the issued shares of capital stock of each Designated Subsidiary that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and, to the extent that a Designated Subsidiary is a partnership or a limited liability company, all of the issued equity interests of each such subsidiary of the Company have been duly and validly authorized and issued, and in each case, except as otherwise set forth in the Pricing Disclosure Package, are owned directly or indirectly by the Company, free and clear of all Liens other than the Liens granted under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries as described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part);

(k) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been waived or rights which have been disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(l) The sale of the Shares, the Share Repurchase and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Designated Subsidiaries is a party or by which the Company or any of its Designated Subsidiaries is bound or to which any of the property or assets of the Company or any of its Designated Subsidiaries is subject, (ii) violate any provision of the certificate of incorporation, certificate of formation, limited liability company agreement, by-laws, limited partnership agreement or similar organizational document, of the Company, or its Designated Subsidiaries, or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Designated Subsidiaries, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the First Time of Delivery (as defined in Section 6(a) hereof); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares, the Share Repurchase or the consummation by the Company of the transactions contemplated by this Agreement, except (A) for the registration under the Act of the Shares, (B) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (C) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (D) as disclosed in the Pricing Disclosure Package, (E) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or terminations as will have been obtained or made as of the First Time of Delivery, and (F) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(m) Neither the Company nor any of its Designated Subsidiaries is (i) in violation of its certificate of incorporation, certificate of limited partnership, certificate of formation, by-laws, limited partnership agreement or similar organizational document, as applicable, or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) above, for any such violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(n) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(o) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others;

(p) The Company is not, and after giving effect to the Share Repurchase will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Act;

(r) The consolidated historical financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and present fairly the financial position of the Company and its consolidated subsidiaries, as of the dates indicated, and the results of its operations and the changes in its stockholders’ equity and cash flows for the periods specified (subject to the omission of footnotes and normal year-end audit and other adjustments, as to any unaudited financial statements of the Company); such consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, subject to the limitations set out in the notes to the respective financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Act, to the extent applicable;

(s) Ernst & Young LLP (“EY”), who has audited certain consolidated financial statements of the Company incorporated by reference in the Pricing Disclosure Package, and has audited the Company’s internal control over financial reporting, has advised the Company that it is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(t) Except as described in the Pricing Disclosure Package and the Prospectus, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies with the applicable requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls that have been designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(u) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, to the knowledge of the Company, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or would reasonably be expected to materially adversely affect, the Company’s internal control over financial reporting;

(v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective at a reasonable assurance level;

(w) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear to the best of the Company’s knowledge of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data and any Protected Health Information as defined by the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HIPAA”) (collectively, “Personal Data”)) used in connection with their businesses, and the Company has no knowledge of any breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other governmental or regulatory authority, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes, including, without limitation, HIPAA, and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(x) This Agreement has been duly authorized, executed and delivered by the Company and the Share Repurchase has been duly authorized by the Company;

(y) Neither the Company nor any of its subsidiaries, nor any director, officer, employee, or, to the knowledge of the Company, agent or representative of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws;

(z) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering laws, including, but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(aa) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic (each, a “Sanctioned Country”); and the Company will not knowingly directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions or (ii) to fund or facilitate any activities of or business in any Sanctioned Country, in each case, that would violate applicable Sanctions;

(bb) The Company and each of its subsidiaries collectively own, or have the valid and enforceable right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for them to conduct the Business as currently conducted (the “Intellectual Property”), except for those the failure to own or have such valid and enforceable right to use would not be reasonably expected to have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package, no claim by any person has been asserted or is pending against the Company or any of its subsidiaries challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor has the Company received notice of any such claim, and, to the knowledge of the Company, the use of such Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect;

(cc) The Company has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed or has requested extensions thereof and has paid (i) all taxes shown to be due and payable on such returns and (ii) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any (A) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (B) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company). No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge, against the Company or any of its Designated Subsidiaries, except for liens or charges that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(dd) The Company and its subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, necessary to own or lease, as the case may be, and to operate their properties and to carry on the Business as set forth in the Pricing Disclosure Package (“Permits”), except as disclosed in the Pricing Disclosure Package or where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ee) Reserved

(ff) There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected to have a Material Adverse Effect;

(gg) The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of its business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect;

(hh) Neither the Company nor any of its subsidiaries (x) currently sponsors, maintains, participates in, contributes to, has an obligation to contribute to, or has any liability or obligation, directly or indirectly, in respect of or (y) at any time in the past six years has sponsored, participated in, contributed to, had an obligation to contribute to or has had any liability or obligation, directly or indirectly, in respect of any (i) “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the provisions of Section 302 and Title IV of ERISA and Section 412 of the Code or (ii) “multiemployer plan” (within the meaning of Section 3(37) of ERISA);

(ii) Neither the Company nor any of its subsidiaries have taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares; and

(jj) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company: (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below); (ii) has not received any written or oral notice of adverse finding, warning letter, untitled letter or other written or oral correspondence or written or oral notice from any governmental or regulatory authority, including, but not limited to, the Department of Health and Human Services and the Centers for Medicare and Medicaid Services (collectively, the “Regulatory Authorities”) or any court or arbitrator, or alleging or asserting non-compliance with (A) any Health Care Laws or (B) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”), except for any written or oral notice of adverse finding, warning letter, untitled letter or other written or oral correspondence or written or oral notice from any Regulatory Authorities or any court or arbitrator, or alleging or asserting material non-compliance with any Health Care Laws or Regulatory Authorizations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any of the Regulatory Authorities or any other third party alleging that any operation or activity is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that any of the Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) has not received written notice that any of the Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any Regulatory Authorizations and has no knowledge that any of the Regulatory Authorities is considering such action that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) is not a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Regulatory Authority; and (vii)(A) has not, nor have any of its directors, officers or, to the Company’s knowledge, employees, been excluded, suspended or debarred by a Regulatory Authority from participation in any government health care program or human clinical research or (B), to the best knowledge of the Company after due inquiry, is not, and none of its directors, officers or employees is, subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion by a Regulatory Authority. For purposes of this Agreement, “Health Care Laws” means, to the extent applicable to the Company: Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); the Federal TRICARE statute, 10 U.S.C. § 1071 et seq.; the False Claims Relating to Health Care Matters statute, 18 U.S.C. § 1035; the Health Care Fraud statute, 18 U.S.C. § 1347; 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under HIPAA, 42 U.S.C. §§ 1320d et seq.; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations, in each case of the foregoing laws and regulations, as amended from time to time.

2. Each of the Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters and the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and, in the case of the Selling Stockholders listed on Part B of Schedule II (the “Specified Selling Stockholders”), the Custody Agreement (as defined below), and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained, or will be obtained prior to the First Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement and, in the case of the Specified Selling Stockholders, the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder;

(b) The sale of the Shares to be sold by such Selling Stockholder hereunder, the Share Repurchase and the compliance by such Selling Stockholder with this Agreement and, in the case of the Specified Selling Stockholders, the Custody Agreement, and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) violate the provisions of any organizational or similar documents pursuant to which such Selling Stockholder was formed or is bound or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except in the case of clause (i) or clause (iii), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder and thereunder;

(c) Immediately prior to each Time of Delivery such Selling Stockholder will be the beneficial or record holder of the Shares to be sold by such Selling Stockholder hereunder with full dispositive power thereover, and holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, assuming that the Underwriters have no notice of any adverse claims (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”)) to such Shares, each Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against such Underwriter;

(d) On or prior to the date of the Pricing Prospectus, each Selling Stockholder listed in Schedule IV hereto (except the Specified Selling Stockholders) has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(f) To the extent, but only to the extent, that any statements made in the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein in preparation of the answers to Item 7 of Form S-3, which information with respect to each Selling Stockholder shall consist of the name of such Selling Stockholder, the number of offered Shares and the address and other information with respect to the Selling Stockholder included in the “Selling Stockholder” section of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus (the “Selling Stockholder Information”), the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made);

(g) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to the Representatives prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(h) Each Specified Selling Stockholder has delivered a duly executed stock power authorizing the transfer of the Shares to be sold by such Specified Selling Stockholder (the “Stock Power”) to Computershare Inc., as custodian (the “Custodian”) under a Stock Custody Agreement relating to such Shares, in the form previously furnished to you (the “Custody Agreement”), duly executed and delivered by such Specified Selling Stockholders to the Custodian, and such Specified Selling Stockholder has duly executed and delivered a Power of Attorney, in the form previously furnished to you, appointing either CD&R Vector Holdings, L.P. or the Company as such Specified Selling Stockholder’s attorney-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Specified Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Specified Selling Stockholder as provided herein, to authorize the delivery of the Shares to be sold by such Specified Selling Stockholder hereunder and otherwise to act on behalf of such Specified Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(i) Each Specified Selling Stockholder agrees that the Shares covered by the Stock Powers held in custody for such Specified Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Specified Selling Stockholder for such custody, and the appointment by such Specified Selling Stockholder of the Attorney-in-Fact by power of attorney, are to that extent irrevocable; and

(j) The Selling Stockholders intend the Share Repurchase to be treated as, and shall treat the Share Repurchase as, a distribution in payment in exchange for the Repurchase Shares within the meaning of Section 302(a) of the Internal Revenue Code of 1986, as amended (the “Code”), unless otherwise required pursuant to a “determination” within the meaning of Section 1313 of Code.

3. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a purchase price per share of $20.80125 from each of the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

Subject to the sale of the Firm Shares by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, each of the Underwriters agrees, severally and not jointly, to sell to the Company, and the Company agrees herein to purchase from each of the Underwriters, the number of Repurchase Shares set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price per share of $20.80125, as described in the Pricing Prospectus and the Prospectus.

4. The Selling Stockholders listed on Part A of Schedule II (the “Investor Selling Stockholders”) hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 7,726,955 Optional Shares at the purchase price per share set forth in the paragraph above less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Investor Selling Stockholders, with copies to Debevoise & Plimpton LLP, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives and the Investor Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

5. Upon the authorization by the Selling Stockholders or their Attorney-in-Fact of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

6. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the respective accounts specified by each of the Investor Selling Stockholders and the Custodian to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 A.M., New York time, on May 18, 2023 or such other time and date as the Representatives, the Investor Selling Stockholders and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 10:00 A.M., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Investor Selling Stockholders and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross-receipt for the Shares and any additional documents requested by the Representatives pursuant to Section 10(o), will be delivered electronically at the offices of Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, New York 10001 (the “Closing Location”), and the Shares will be delivered through the book-entry facilities of DTC at such Time of Delivery. A meeting (held virtually, telephonically or otherwise) will be held at the Closing Location at 3:00 P.M., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 6, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(c) Payment of the purchase price for the Repurchase Shares shall be made by, or on behalf of, the Company to the Underwriters by wire transfer of Federal (same day) funds to the account specified by the Representatives, against delivery of such Repurchase Shares for the account of the Company. The time and date of such delivery and payment shall be, with respect to the Repurchase Shares, 10:00 A.M., New York time, on May 18, 2023 or such other time and date as the Representatives and the Company may agree upon in writing.

7. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery without the consent of the Representatives which shall not be unreasonably withheld; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 3:00 P.M., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with physical and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many physical and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many physical and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities or publicly disclose the intention to undertake any of the foregoing, or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (1) the Shares to be sold by the Selling Stockholders hereunder and the Repurchase Shares, (2) any shares of Stock issued by the Company upon the exercise of an option, warrant, the settlement of any deferred stock unit or vesting or settlement of any restricted stock unit or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, Pricing Disclosure Package and the Prospectus, (3) any shares of Stock issued or options to purchase Common Stock or restricted stock units or deferred stock units granted pursuant to employee benefit or compensation plans of the Company referred to in the Registration Statement, Pricing Disclosure Package and the Prospectus, (4) any shares of Stock, restricted stock units, deferred stock units or other Stock-based awards issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, Pricing Disclosure Package and the Prospectus, (5) the filing of any registration statement on Form S-8, or (6) the entry into an agreement providing for the issuance of Stock or any securities convertible into or exercisable for Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that the aggregate number of shares issued or issuable pursuant to this clause (6) does not exceed 10% of the outstanding shares of Stock and prior to any such issuance each recipient of any such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Annex II hereto), without having received a prior written waiver from J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC;

(f) To use its reasonable best efforts to maintain the listing of the Shares on the New York Stock Exchange (the “Exchange”);

(g) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

(h) The Company intends the Share Repurchase to be treated as, and shall treat the Share Repurchase as, a distribution in payment in exchange for the Repurchase Shares within the meaning of Section 302(a) of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313 of Code. The Company shall not withhold any taxes pursuant to Section 1445 of the Code, or the Treasury regulations thereunder, from any amount payable directly or indirectly to the Selling Stockholders.

8. (a) The Company represents and agrees that, without the prior consent of the Representatives, which shall not be unreasonably withheld, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder, severally and not jointly, represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and it will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed in Schedule III(a) and Schedule III(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as reasonably practicable to the

Representatives and, if reasonably requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

9. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses of the Company in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) fees and expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, which fees and disbursements of counsel for the Underwriters, taken together with any fees and disbursements of such counsel pursuant to clause (iv) of this Section, shall not exceed $25,000; (iv) the filing fees incident to any required review by FINRA of the terms of the sale of the Shares and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, which fees and disbursements of counsel for the Underwriters, taken together with any fees and disbursements of such counsel pursuant to clause (iii) of this Section, shall not exceed $25,000; (v) the cost of preparing stock certificates, if applicable; (vi) the cost and charges of any transfer agent or registrar; (vii) the travel expenses incurred by or on behalf of representatives of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, and expenses associated with any electronic road show (it being understood that the Underwriters, collectively, shall bear one-half of the costs associated with any chartered aircraft); (viii) all expenses (except underwriter discounts and commissions) incident to the sale and delivery of the Shares to be sold to the Underwriters hereunder; (ix) any fees and expenses of counsel for the Investor Selling Stockholders; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as otherwise set forth in clause (viii) of the immediately preceding sentence, each of the Selling Stockholders, severally and not jointly, covenants that it will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. The provisions of this Section shall not affect any agreement that the

Company and the Selling Stockholders may make for the sharing of such costs and expenses. It is understood, however, that except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

10. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions; provided, that this Section 10 shall not apply to the Specified Selling Stockholders at any Second Time of Delivery:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(c) Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to the Representatives its written opinion and negative assurance letter, substantially in the forms set forth in Annex I-A and Annex I-B hereto, each dated such Time of Delivery;

(d) Debevoise & Plimpton LLP, counsel for CD&R Vector Holdings, L.P. as an Investor Selling Stockholder, shall have furnished to the Representatives its written opinion, substantially in the form set forth in Annex I-C hereto, dated such Time of Delivery;

(e) Maples and Calder (Cayman) LLP, Cayman counsel for CD&R Vector Holdings, L.P. as an Investor Selling Stockholder, shall have furnished to the Representatives its written opinion with respect to matters of Cayman Islands law, substantially in the form set forth in Annex I-D hereto, dated such Time of Delivery;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, EY shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives and in accordance with professional auditing standards;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package; (ii) neither the Company nor any of its subsidiaries shall have entered into any transaction or agreement (whether or not in the ordinary course of business) or incurred any liability or obligation, direct or contingent, since the date of the last audited financial statements included or incorporated by reference in the Pricing Prospectus and (iii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the (A) general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole or (B) the performance by the Company of its obligations under this Agreement, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i), (ii) or (iii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities of the Company by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on, or by, as the case may be, any of the New York Stock Exchange, or The NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each executive officer, director and stockholder (including the Selling Stockholders) of the Company listed in Schedule IV hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to the Representatives;

(l) The Company shall have complied with the provisions of Section 7(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(m) The Company shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Company satisfactory to the Underwriters, as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Underwriters may reasonably request as to the matters set forth in subsections (a) and (h) of this Section 10;

(n) Reserved

(o) The Selling Stockholders shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Selling Stockholders, satisfactory to the Underwriters, as to the accuracy of the representations and warranties of the Selling Stockholders herein at and as of such Time of Delivery, as to the performance by the Selling Stockholders of all of their obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as the Underwriters may reasonably request; and

(p) On or prior to the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network from the Company, in form and substance satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate; and

(q) The Underwriters shall have received a certificate complying with the requirements of Treasury regulations sections 1.897-2(g) and 1.897-2(h).

11. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents (including any affiliate of an Underwriter involved on behalf of the Underwriter in the distribution process for the Shares) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” (in the case of either an Issuer Free Writing Prospectus or such “issuer information,” taken together with the Pricing Prospectus) filed or required to be filed pursuant to Rule 433(d) under the Act, any Written Testing-the-Waters Communication (taken together with the Pricing Prospectus) or any road show as defined in Rule 433(h) of the Act (a “Road Show”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents (including any affiliate of an Underwriter involved on behalf of the Underwriter in the distribution process for the Shares) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus (taken together with the Pricing Prospectus), any Written Testing-the-Waters Communication (taken together with the Pricing Prospectus) or any Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Road Show, in reliance upon and in conformity with the Selling Stockholder Information relating to such Selling Stockholder; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Road Show, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of (i) the number of Shares sold by such Selling Stockholder and (ii) the per share net proceeds to the Selling Stockholder (after deducting underwriting discounts and commissions) as set forth in the Pricing Prospectus.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each Selling Stockholder and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors and employees against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus (taken together with the Pricing Prospectus), any Written Testing-the-Waters Communication (taken together with the Pricing Prospectus) or any Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Road Show, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and each of the Selling Stockholders acknowledge that the following statements constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Road Show (the “Underwriter Information”): the names of the Underwriters and the statements in the fifth, eighth, fifteenth and sixteenth paragraphs under the heading “Underwriting” contained in the Pricing Prospectus.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. To the extent that an indemnifying party does not assume the defense of any such action, it is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding); provided that the fees and expenses of such separate firm of attorneys and any local counsel shall be reasonably incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action effected without its prior written consent.

(e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (e) shall not exceed the product of (i) the number of Shares sold by such Selling Stockholder and (ii) the per share net proceeds to the Selling Stockholder (after deducting underwriting discounts and commissions) as set forth in the Pricing Prospectus.

(f) The obligations of the Company and the Selling Stockholders under this Section 11 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

12. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholders that the Representatives have so arranged for the purchase of such Shares, or the Company or the Selling Stockholders notify the Representatives that they have so arranged for the purchase of such Shares, the Representatives, the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any of the Selling Stockholders and shall survive delivery of and payment for the Shares.

14. If this Agreement shall be terminated pursuant to Section 12 hereof, neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter except as provided in Sections 9 and 11 hereof; but, if for any other reason any Shares are not delivered by or on behalf of any Selling Stockholder as provided herein, (x) the Company or (y) if such failure to deliver any Shares arises from the breach of a representation, warranty or covenant by any Selling Stockholder, such Selling Stockholder or Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder or Selling Stockholders hereunder) will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor any Selling Stockholder shall then be under any further liability to any Underwriter except as provided in Sections 9 and 11 hereof.

15. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-622-8358), Attention: Equity Syndicate Desk / Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department/BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Equity Syndicate Desk; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Denise Zamore, Chief Legal Officer and Corporate Secretary (email: denise.zamore@agilonhealth.com); if to any Selling Stockholder shall be delivered or sent by mail or facsimile transmission to counsel for such Selling Stockholder at its address as set forth in Schedule II hereto; and if to any stockholder that has delivered a lock-up letter described in Section 10(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule III hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 11(c) hereof shall be delivered or sent by mail facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company and the Selling Stockholders by the Representatives on request; provided, further, that notices under subsection 7(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives at the addresses above. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto. Moreover, each Selling Stockholder acknowledges and agrees that, although the Representatives may be required or choose to provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering, enter into a “lock-up” letter, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 22:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by one party to the others may be made by facsimile, electronic mail, other electronic format (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, the Selling Stockholders and the Representatives plus one for each counsel, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, each of the Selling Stockholders and the

Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Remainder of page intentionally left blank]

Very truly yours,

AGILON HEALTH, INC.

By:	/s/ Timothy S. Bensley
Name: Timothy S. Bensley
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

CD&R VECTOR HOLDINGS, L.P.

By: CD&R Investment Associates IX, Ltd., its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

[Signature Page to Underwriting Agreement]

NATIONAL PHILANTHROPIC TRUST

By:	/s/ Ellen M. McGuinn
Name: Ellen M. McGuinn
Title: Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

FIDELITY INVESTMENTS CHARITABLE GIFT FUND

By:	/s/ Nathan Daley
Name: Nathan Daley
Title: Vice President, Complex Assets Group

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

J.P. MORGAN SECURITIES LLC

By:	/s/ Alejandra Fernandez
Name: Alejandra Fernandez
Title: Executive Director

For themselves and on behalf of

the several Underwriters listed

in Schedule I hereto

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

GOLDMAN SACHS & CO. LLC

By:	/s/ Dan Cocks
Name: Dan Cocks
Title: Managing Director

For themselves and on behalf of

the several Underwriters listed

in Schedule I hereto

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

BOFA SECURITIES, INC.

By:	/s/ Justin Walter
Name: Justin Walter
Title: Managing Director

For themselves and on behalf of

the several Underwriters listed

in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised	Number of Repurchase Shares to be Purchased by the Company
J.P. Morgan Securities LLC	24,587,191	2,458,719	3,059,435
Goldman Sachs & Co. LLC	21,952,849	2,195,285	2,731,638
BofA Securities, Inc.	12,422,566	1,242,257	1,545,765
Wells Fargo Securities, LLC	3,269,096	326,910	406,780
Deutsche Bank Securities Inc.	2,615,277	261,528	325,424
Cowen and Company, LLC	1,961,458	196,146	244,068
Nomura Securities International, Inc.	1,863,385	186,339	231,865
RBC Capital Markets, LLC	1,961,458	196,146	244,068
SVB Securities LLC	1,961,458	196,146	244,068
Truist Securities, Inc.	1,961,458	196,146	244,068
William Blair & Company, L.L.C..	1,961,458	196,146	244,068
Academy Securities, Inc.	163,455	16,345	20,339
R. Seelaus & Co., LLC.	163,455	16,345	20,339
Samuel A. Ramirez & Company, Inc.	163,455	16,345	20,339
Siebert Williams Shank & Co., LLC	163,455	16,345	20,339
WR Securities, LLC	98,073	9,807	12,203

Total	77,269,547	7,726,955	9,614,806

Schedule I-1

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Part A
CD&R Vector Holdings, L.P.	86,446,849	7,726,955
Part B
National Philanthropic Trust	307,695	0
Fidelity Investments Charitable Gift Fund	129,809	0
Total	86,884,353	7,726,955

Schedule II-1

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Pricing Press Release, dated May 15, 2023.

(b)	Issuer Free Writing Prospectuses and other information other than the Pricing Prospectus that comprises the Pricing Disclosure Package:

Public offering price per share for the Shares is $21.50.

The number of Firm Shares is 86,884,353.

The number of Repurchase Shares is 9,614,806.

The number of Optional Shares is 7,726,955.

The First Time of Delivery is May 18, 2023.

Schedule III-1

SCHEDULE IV

Directors, Officers and Stockholders Subject to Lock-Up

CD&R Vector Holdings, L.P.

Ron Williams

Sharad Mansukani, M.D.

Diana McKenzie

Karen McLoughlin

Clay Richards

Jeff Schwaneke

William Wulf, M.D.

Ravi Sachdev

Richard J. Schnall

Derek Strum

Steven J. Sell

Timothy S. Bensley

Benjamin Shaker

Girish Venkatachaliah

Veeral Desai

Benjamin Kornitzer, M.D.

Priscilla Kasenchak

Schedule IV-1

SCHEDULE V

Designated Subsidiaries

Agilon Health Holdings, Inc.

Agilon Health Intermediate Holdings, Inc.

agilon health management, inc.

CCS Core Care Select—Columbus, Inc.

MDXH MDX Hawai’i, Inc.

MERBE Maine RBE, Inc.

agilon health Columbus Ohio ACO, Inc.

ANNEX I-A

[Intentionally Omitted]

Annex I-A

ANNEX I-B

[Intentionally Omitted]

Annex I-B

ANNEX I-C

[Intentionally Omitted]

Annex I-C

ANNEX I-D

[Intentionally Omitted]

Annex I-D

ANNEX II

FORM OF LOCK-UP AGREEMENT

[•], 2023

J.P. MORGAN SECURITIES LLC

GOLDMAN SACHS & CO. LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re: agilon health, inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with agilon health, inc., a Delaware corporation (the “Company”) and the Selling Stockholder listed on Schedule II to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, $0.01 par value per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

Annex II-1

[In consideration of the Underwriters’ agreement to offer and sell the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, in each case subject to the exceptions set forth in this letter agreement (this “Letter Agreement”), during the period beginning on the date of this Letter Agreement and ending at the close of business 90 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) owned by the undersigned as of the date hereof (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing, provided that, for the avoidance of doubt, to the extent that the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Restricted Period and undertaking preparations related thereto (which, for the avoidance of doubt, shall not include any filing with the SEC). The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.]1

[1]	To be included for Company’s directors and officers.

Annex II-2

[In consideration of the Underwriters’ agreement to offer and sell the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, in each case subject to the exceptions set forth in this letter agreement (this “Letter Agreement”), (A) during the period beginning on the date of this Letter Agreement and ending at the close of business 900 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”) (such period, the “900-Day Restricted Period”), with respect to 100,000,000 shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) owned by the undersigned as of the date hereof (collectively with the Common Stock, “900-Day Lock-Up Securities”), and (B) during the period beginning on the date of this Letter Agreement and ending at the close of business 90 days after the date of the Prospectus (such period, the “90-Day Restricted Period” and, with the 900-Day Restricted Period, each, a “Restricted Period and together, the “Restricted Periods”), with respect to any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) owned by the undersigned as of the date hereof other than the 900-Day Lock-Up Securities (collectively, the “90-Day Lock-Up Securities” and, together with the 900-Day Lock-Up Securities, the “Lock-Up Securities”), in each case of clauses (A) and (B), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, the Lock-Up Securities, (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing, provided that, for the avoidance of doubt, to the extent that the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the applicable Restricted Period and undertaking preparations related thereto (which, for the avoidance of doubt, shall not include any filing with the SEC). The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended,

Annex II-3

or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.]2

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will, other testamentary document or intestacy,

(iii) to any member of the undersigned’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv)(1) to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (2) to a corporation, member, partner, partnership, limited liability company, trust or other entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the undersigned; or (3) to any investment fund or other entity controlling, controlled or managed by, or under common control with the undersigned or affiliates of the undersigned (including where the undersigned is a partnership, to a successor partnership or fund, or any other funds managed by such partnership),

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, as part of a distribution to members, stockholders, partners or equityholders of the undersigned or its affiliates (including a fund managed by the same manager or managing member or general partner or

[2]	To be included for the Selling Stockholder.

Annex II-4

management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned),

(vii) by operation of law or pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency,

(viii) to the Company from an employee, independent contractor or services provider of the Company upon death, disability or termination of employment or cessation of services, in each case, of such employee, independent contractor or services provider,

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in the Public Offering or in open market transactions on or after the date of the Prospectus,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax withholding and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all or substantially all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement, or

Annex II-5

(xii) as transfers in connection with bona fide gifts of the Lock-Up Securities to charitable organizations by certain partners and employees of the undersigned, its affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi),(vii) and (xii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in substantially the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13G or Schedule 13G/A, Schedule 13D or Schedule 13D/A, or Schedule 13F, each of which shall clearly indicate therein the nature and conditions of such transfer) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii), (viii) and (xii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during [the][applicable] Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement;

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act (each, a “10b5-1 Plan”) for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during [the][applicable] Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of any party regarding the establishment of such trading plan during [the][applicable] Restricted Period, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during [the][applicable] Restricted Period;

Annex II-6

(e) sell Lock-Up Securities pursuant to a 10b5-1 Plan existing on the date hereof; provided that (1) the undersigned may not amend, alter or modify any such plan in a manner that would provide for the transfer of Lock-Up Securities during [the][applicable] Restricted Period and (2) no public announcement in connection with the transfer of Lock-Up Securities shall be made, voluntarily or otherwise, during [the][applicable] Restricted Period, other than filings required under the Exchange Act; and provided, further, that the undersigned specifies in any such required filing that such transfer was made pursuant to a 10b5-1 Plan under the Exchange Act adopted prior to the date of the Public Offering; and

(f) sell the Lock-Up Securities to be sold by the undersigned pursuant to the terms of the Underwriting Agreement.

[If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act)) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.]3

If any record or beneficial owner of any Lock-Up Securities other than the undersigned (each, a “Triggering Shareholder”) is granted an early release, in whole or in part, from the restrictions of any lock-up agreement such as those described herein during the [90-Day] Restricted Period (each, a “Triggering Release”), then the undersigned shall also be automatically granted an early release from its obligations hereunder with respect to the same percentage of the undersigned’s [90-Day] Lock-Up Securities as the percentage that the Lock-Up Securities being released in the Triggering Release represent with respect to the Lock-Up Securities held by the Triggering Shareholder at the time of the Triggering Release; provided that (a) the foregoing pro rata release will not apply if the aggregate number of shares of Common Stock released pursuant to all Triggering Releases is less than or equal to 1.0% of the total number of outstanding shares of Common Stock calculated as of the date of the Public Offering (after giving effect to such Public Offering), (b) the foregoing pro rata release will not apply if it is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer, and (c) in the case of an early release from the restrictions described herein during the [90-Day] Restricted Period in connection with an underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Company’s shares of Common Stock (an “Underwritten Sale”), such early release shall only apply with respect to the

[3]	To include as applicable.

Annex II-7

undersigned’s participation in such Underwritten Sale [provided that (i) the undersigned is offered the opportunity to participate on a pro rata basis with and otherwise on the same terms as any other stockholders in such Underwritten Sale and (ii) in the event the underwriters make the determination to cut back the number of securities to be sold by stockholders in such Underwritten Sale, such cut back shall be applied to the undersigned on a basis consistent with all stockholders]4. Notwithstanding any other provisions of this lock-up agreement, if J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC on behalf of the Underwriters in their sole judgment determine that a record or beneficial owner of any securities that is a natural person should be granted an early release from a lock-up agreement due to circumstances of an emergency or hardship, then the undersigned shall not have any right to be granted an early release pursuant to the terms of this paragraph. J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC on behalf of the Underwriters shall use commercially reasonable efforts to provide notice to the Company within two business days upon the occurrence of a release of a shareholder of its obligations under any lock-up agreement executed in connection with the Public Offering that gives rise to a corresponding release of the undersigned from its obligations hereunder pursuant to the terms of this paragraph; provided that the failure to give such notice shall not give rise to any claim or liability against the Underwriters. For purposes of determining record or beneficial ownership of a shareholder, all shares of Lock-Up Securities held by investment funds affiliated with such shareholder shall be aggregated.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

[4]	To include as applicable.

Annex II-8

This Letter Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the date of the filing with the SEC of a notice of withdrawal of the Registration Statement on Form S-3 (which covers the Common Stock) pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended, prior to payment for and delivery of the Common Stock to be sold under the Underwriting Agreement, (ii) the Company advises J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder, and (iv) May 31, 2023, in the event that the Underwriting Agreement has not been executed on or before that date. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Annex II-9

ANNEX III

Form of Waiver of Lock-up

J.P. MORGAN SECURITIES LLC

GOLDMAN SACHS & CO. LLC

agilon health, inc.

Public Offering of Common Stock

, 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by agilon health, inc. (the “Company”) of                  shares of common stock, $0.01 par value (the “Common Stock”), of the Company and the lock-up letter dated                     , 2023 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                     , 20    , with respect to                      shares of Common Stock (the “Shares”).

J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC hereby agree on behalf of the underwriters to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective                     , 20    .This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of J.P. Morgan Securities LLC Representative]

[Name of J.P. Morgan Securities LLC Representative]

[Signature of Goldman Sachs & Co. LLC Representative]

[Name of Goldman Sachs & Co. LLC Representative]

cc: Company

Annex III-1